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                                                                   Exhibit 10.16
                                                                   -------------

               MedSource
                  Technologies




          August 8, 2000





          Mr. Richard Effress

          Dear Rich

          This letter confirms the primary terms of your employment with MedSource Technologies.

          Title:             Chairman and CEO

          Commencement:      July 1,

          Office Location:   Your principle place of business will be located in
                             Minneapolis, Minnesota

          Salary: $250,000 annually to be paid as dictated by the MedSource payroll schedule.

          Bonus: Bonuses are paid at the discretion of the Board of Directors of MedSource Technologies and are based on the Company achieving annual target performance thresholds. Your annual bonus opportunity will be 50% of your base salary ($125,000) at target performance. The bonus is uncapped.

          Stock Options:     You will be eligible to participate in the
                             MedSource non- qualified Stock Option Plan at a level agreed to by the Board of Directors, and at an exercise price to be determined by the Board of Directors at the time of the grant.


          Vacation:          You will be granted three weeks (15 working days)
                             of vacation per year or as specified by Company policy. You will be entitled to take paid holidays as determined each year by the Board of Directors.

          Benefits:          Subject to the terms and conditions of eligibility,
                             you will be entitled to the benefits package provided to all full- time regular employees of MedSource, which will include a 401k plan, medical, life, and disability insurance coverage.

          Confidentiality:   You will be required to enter into a non-compete,
                             non- solicitation, and confidentiality agreement.
                             You may be granted up to one year of your base pay in the event you are terminated without cause in

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August 8, 2000
Page 2

                             exchange for entering into a confidentiality, non-compete and non-solicitation agreement. The severance payment may be reduced in the event you become employed after termination and during the period of severance payments.

          Expenses:          You will be entitled to reimbursement for business
                             related out-of-pocket expenses which include:
                             mileage, meals and other appropriate business related expenses.




          The aforementioned outlines the primary terms and conditions of your employment as we discussed recently. Your employment is "at-will".



          Sincerely,

          /s/

          Ralph Polumbo

          Vice President Human resources and Business Integration

          MedSource Technologies